UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2022

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-10706	38-1998421
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(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	CMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
John D. Buchanan will be departing from Comerica Incorporated ("Comerica") on or about June 6, 2022. Mr. Buchanan ceased serving as Chief Legal Officer and Corporate Secretary of Comerica on May 6, 2022, but is continuing in the role of Executive Vice President of Comerica until his departure date to assist in any helpful transition. Mr. Buchanan’s departure from Comerica is for personal reasons and not the result of any disagreement or dispute between Mr. Buchanan and Comerica, or the result of any disagreement on any matter related to Comerica’s operations, policies or practices. The financial arrangements and other material terms arising from Mr. Buchanan’s departure will be disclosed once they have been finalized. Effective May 6, 2022, Von E. Hays, Senior Vice President, has been appointed as Interim Chief Legal Officer.

Curtis C. Farmer, President and Chief Executive Officer of Comerica, commented, “I would like to thank Mr. Buchanan for his leadership. We are grateful for the many valuable contributions made by Mr. Buchanan during his many years of service with Comerica.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits
104     The cover page from Comerica's Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ James J. Herzog
Name:    James J. Herzog
Title:    Executive Vice President and
Chief Financial Officer

Date: May 10, 2022